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                                                                       EXHIBIT 1


               AGREEMENT TO FILE JOINT STATEMENT ON SCHEDULE 13G


   AGREEMENT, this 12th day of February, 1998, by and among Euro-America-I, L.P. ("Euro-America"), a Cayman Islands B.W.I. Limited Partnership and Frederick R. Adler ("Mr. Adler") on behalf of himself and as a General Partner of a Partnership that serves as the General Partner of Euro-America.

   WHEREAS, the Common Stock has been registered by Integrated Packaging Assembly Corporation under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Act"):

   WHEREAS, pursuant to Rule 13d-1 under the Act, any person who holds more than five percent (5%) of such a class of registered equity securities as of the end of any calendar year is permitted to file with the Securities and Exchange Commission a statement on Schedule 13G in certain circumstances; and

   WHEREAS, Rule 13d-1(f) under the law provides that whenever two or more persons are permitted to file a statement on Schedule 13G with respect to the same securities, only one such statement need to be filed, provided such person agree in writing that such statement is filed on behalf of each of them.

   NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereby agree as follows:

   EURO-AMERICA AND MR. ADLER hereby agree, in accordance with Rule 13d-1(f) under the Act, to file the statement on Schedule 13G (the "Statement") with respect to the Common Stock beneficially owned or that may be deemed to be beneficially owned by each of them pursuant to Sections 13(d) and 13(g) of the Act and the rules thereunder.

   EURO-AMERICA AND MR. ADLER hereby agree that this Statement shall be filed on behalf of each of them and that a copy of this Agreement shall be filed as an Exhibit thereto in accordance with Rule 13d-(f)(iii) under the Act.

   This Agreement and the filing of the Statement shall not be construed to be an admission that Euro-America and Mr. Adler are members of a "group" pursuant to Section 13(d) and 13(g) of the Act and the rules thereunder consisting of one or more such persons.

   IN WITNESS WHEREOF, the parties have executed this Agreement or caused this Agreement to be signed on their behalf by their duly authorized representatives as of the date first written above.


                              /s/ FREDERICK R. ADLER
                              -----------------------------------------------
                              Frederick R. Adler, in his individual capacity, and in his capacity as a General Partner of a General Partner of Euro-America

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